EXHIBIT 99.1


                                  NEWS RELEASE

                    Investor Relations Contact: Susan Spratlen   (972) 444-9001

              Pioneer Provides Update to First Quarter Outlook and
                        Announces Recent Drilling Results

Dallas, Texas, March 30, 2004 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) today updated its first quarter 2004 outlook for production and exploration and abandonment expense based on current expectations and partial quarter actual results. The following statements are estimates based on current expectations. These forward- looking statements are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from the following statements. The last paragraph of this news release addresses certain of the risks and uncertainties to which the Company is subject.

The Company expects that its first quarter 2004 production will be near the top end of its prior guidance range and average approximately 180,000 to 183,000 barrels oil equivalent per day. Production from the Falcon gas system has exceeded expectations for the quarter as the Harrier field began producing earlier in January than originally forecasted. Oil and gas sales from Argentina have exceeded expectations. Demand for gas has remained strong through the summer season, and gas prices may improve as a result of recently announced increases in utility rates that are expected to take effect by mid-year. Oil production from South Africa is at the high end of expectations as a result of an additional cargo shipment during the quarter.

First quarter exploration and abandonment expense is expected to be approximately $72 million to $88 million. Pioneer participated in two deepwater Gulf of Mexico wells during the quarter that were unsuccessful, the Juno prospect (25% working interest) and the Myrtle Beach prospect (10% working interest). Pioneer holds a 12.5% working interest in a well currently drilling on the Thunder Hawk prospect and expects results during the second quarter. Offshore Gabon, Pioneer drilled an unsuccessful wildcat exploration well testing its Dentale prospect on acreage outside the boundaries of its Olowi field. Exploration and abandonment costs for the quarter will also include approximately $15 million to $17 million for seismic related to future exploration activities and administrative expenses.

On April 1, Pioneer expects to close an acquisition of approximately $20 million of Spraberry field properties from a private party. The deepwater Devils Tower field is on schedule for first oil production during the latter part of the second quarter, and two satellite fields in the Falcon gas system, Tomahawk and Raptor, are currently ahead of schedule and are expected to begin producing by the end of the second quarter.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Gabon, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this Document are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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